Exhibit 7.2

STOCK REPURCHASE AGREEMENT

THIS STOCK REPURCHASE AGREEMENT (this “Agreement”) is entered into as of December 12, 2012 by and among Graphic Packaging Holding Company, a Delaware corporation (the “Company”), and the stockholders of the Company listed on Schedule A to this Agreement (collectively, the “Investors”).

Background

A.                                    The Investors own an aggregate of 254,092,303 shares of the Company’s common stock, $0.01 par value per share ( “Common Stock”), and have agreed to transfer a portion of those shares to the Company on the terms and conditions set forth in this Agreement;

B.                                    The Investors and the Company have commenced an underwritten public offering (the “Public Offering”) of shares of Common Stock held by the Investors (the “Underwritten Shares”);

C.                                    The Company has proposed to repurchase up to an aggregate number of shares of Common Stock (the “Repurchase Shares”) equal to (i) $300,000,000 divided by (ii) the price per share to the public in the Public Offering (the “Purchase Price”) upon the terms and conditions provided in this Agreement (the “Repurchase”); and

D.                                    The Company has commenced a financing transaction to obtain no less than $300,000,000 of additional senior secured debt to finance the Repurchase and to obtain the consent of the lenders under its senior credit facility for the Repurchase (the “Financing Transaction”).

E.                                     The Investors and the Company desire to condition the Repurchase on the closing of the Public Offering and the Financing Transaction.

THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

Agreement

1.                                      Repurchase.

(a)                                 Each Investor hereby agrees, severally and not jointly, to transfer, assign, sell, and convey 100% of its right, title, and interest in and to the number of Repurchase Shares set forth opposite such Investor’s name on Schedule A, subject to adjustment as provided in paragraph 4.

(b)                                 The obligations of the Company to purchase the Repurchase Shares shall be subject to (i) the closing of the Public Offering pursuant to an underwriting agreement by and among the Company, the Investors and the underwriters named therein (the “Underwriting Agreement”) and (ii) the closing of the Financing Transactions on terms reasonably satisfactory to the Company.

(c)                                  The closing of the sale of the Repurchase Shares (the “Closing”), as applicable, shall take place upon the same day as the closing of the sale of the Underwritten Shares at the offices of Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, Atlanta, GA 30309, or at such other time and place as may be agreed upon by the Company and Investors holding a majority of the aggregate number of Repurchase Shares.  At the Closing, each Investor shall deliver to the Company or as instructed by the Company duly executed stock powers relating to those Repurchase Shares being sold by such Investor, and the Company agrees to deliver to each Investor by wire transfer of immediately available funds the Purchase Price multiplied by the number of Repurchase Shares being sold by such Investor.

2.                                      Company Representations.     In connection with the transactions contemplated hereby, the Company represents and warrants to the Investors that:

(a)                       The Company is a corporation duly organized and existing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(b)                       This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(c)                        The compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) violate any provision of the certificate of incorporation or by-laws, or other organizational documents, as applicable, of the Company or its subsidiaries or (iii) violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; except, in the case of clauses (i) and (iii), as would not reasonably be expected to have a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, in the case of each such clause, after giving effect to any consents, approvals, authorizations, orders, registrations, qualifications, waivers and amendments as will have been obtained or made as of the date of this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance by the Company of its obligations under this Agreement, including the consummation by the Company of the transactions contemplated by this Agreement, except where the failure to obtain or make any such consent, approval, authorization, order, registration or qualification would not reasonably be expected to have a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole.

3.                                      Representations of the Investors.     In connection with the transactions contemplated hereby, each Investor severally and not jointly represents and warrants to the Company that:

(a)                       All consents, approvals, authorizations and orders necessary for the execution and delivery by such Investor of this Agreement and for the sale and delivery of the Repurchase Shares to be sold by such Investor hereunder, have been obtained; and such Investor has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Repurchase Shares to be sold by such Investor hereunder, except for such consents, approvals, authorizations and orders as would not impair in any material respect the consummation of the Investors’ obligations hereunder.

(b)                       This Agreement has been duly authorized, executed and delivered by such Investor and constitutes a valid and binding agreement of such Investor, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(c)                        The sale of the Repurchase Shares to be sold by such Investor hereunder and the compliance by such Investor with all of the provisions of this Agreement and the consummation of the transactions contemplated herein (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Investor is a party or by which such Investor is bound or to which any of the property or assets of such Investor is subject, (ii) nor will such action result in any violation of the provisions of (x) any organizational or similar documents pursuant to which such Investor was formed or (y) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Investor or the property of such Investor; except in the case of clause (i) or clause (ii)(y), for such conflicts, breaches, violations or defaults as would not impair in any material respect the consummation of such Investor’s obligations hereunder.

(d)                       As of the date hereof and immediately prior to the delivery of the Repurchase Shares to the Company at the Closing, such Investor will be the beneficial or record holder of the Repurchase Shares with full dispositive power thereover, and holds, and will hold, such Repurchase Shares free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Repurchase Shares and payment therefor pursuant hereto, assuming that the Company has no notice of any adverse claims within the meaning of Section 8-105 of the New York Uniform Commercial Code as in effect in the State of New York from time to time (the “UCC”), the Company will acquire a valid security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Repurchase Shares purchased by the Company, and no action (whether framed in conversion, replevin, constructive trust, equitable lien or other theory) based on an adverse claim (within the meaning of Section 8-105 of the UCC) to such security entitlement may be asserted against the Company.

4.                                      Termination.

(a)                                 This Agreement may be terminated with respect to any Investor at any time by the mutual written, consent of the Company and such Investor.  Furthermore, this Agreement shall automatically terminate and be of no further force and effect, in the event that, the conditions in paragraph 1(b) of this Agreement have not been satisfied within 10 business days after the date hereof.

(b)                                 In the event that this Agreement is terminated as to any Investor or any Investor defaults on the obligations of such Investor under paragraph 1 (a “Defaulting Investor”), the number of Repurchase Shares being sold to the Company by each remaining Investor shall be increased by a number of shares of Common Stock equal to (x) the number of Repurchase Shares set forth opposite the name of such Defaulting Investor on Schedule A multiplied by (y) a fraction, the numerator of which shall equal the number of Repurchase Shares set forth opposite the name of such remaining Investor on Schedule A and the denominator of which shall equal the aggregate number of Repurchase Shares set forth on Schedule A with respect to all remaining Investors.

5.                                      Notices.     All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via email (receipt of which is confirmed) to the recipient.  Such notices, demands and other communications will be sent, in the case of the Investors, to the addresses set forth on the signature pages to this Agreement and, in the case of the Company, to the address indicated below:

To the Company:

Graphic Packaging Holding Company

Law Department – 9th Floor

1500 Riveredge Parkway, Suite 100

Atlanta, Georgia  30328

Attention:  Stephen A. Hellrung

Email Address: steve.hellrung@graphicpkg.com

With a copy to (which shall not constitute notice):

Alston & Bird LLP
One Atlantic Center
1201 West Peachtree Street
Atlanta, Georgia  30309-3449
Attention:  W. Scott Ortwein
Email Address:  scott.ortwein@alston.com

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

6.                                      Miscellaneous.

(a)                                 Survival of Representations and Warranties.  All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(b)                                 Severability.     Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

(c)                                  Complete Agreement.     This Agreement and any other agreements ancillary thereto and executed and delivered on the date hereof embody the complete agreement and understanding between the parties and supersede and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(d)                                 Counterparts.     This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(e)                                  Successors and Assigns.     Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Investors and the Company and their respective successors and assigns.

(f)                                   Governing Law.     The Agreement will be governed by and construed in accordance with the laws of the State of New York.

(g)                                  Remedies.     The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance or other injunctive relief in order to enforce, or prevent any violations of, the provisions of this Agreement.

(h)                                 Amendment and Waiver.     The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and each Investor.

(i)                                     Further Assurances.     Each of the Company and the Investors shall execute and deliver such additional documents and instruments and shall take such further action as may be necessary or appropriate to effectuate fully the provisions of this Agreement.

(j)                                    Expenses.     Each of the Company and the Investors shall bear their own expenses in connection with the drafting, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(k)                                 Interpretation.     The definitions in this Agreement are applicable to the

singular as well as the plural forms of such terms.

[Signatures appear on following pages.]

IN WITNESS WHEREOF, the parties hereto have executed this Stock Repurchase Agreement as of the date first written above.

Company:

GRAPHIC PACKAGING HOLDING COMPANY

By:	/s/ Stephen A. Hellrung
Name:	Stephen A. Hellrung
Title:	SVP, General Counsel & Secretary

[Signature Page to Stock Repurchase Agreement]

Investors:

TPG Bluegrass IV — AIV 1, L.P.
By:	TPG GenPar IV, L.P.,
its general partner
By:	TPG GenPar IV Advisors, LLC,
its general partner

By:	/s/ Ronald Cami
Name:	Ronald Cami
Title:	Vice President

TPG Bluegrass IV — AIV 2, L.P.
By:	TPG GenPar IV, L.P.,
its general partner
By:	TPG GenPar IV Advisors, LLC,
its general partner

By:	/s/ Ronald Cami
Name:	Ronald Cami
Title:	Vice President

TPG Bluegrass V — AIV 1, L.P.
By:	TPG GenPar V, L.P.,
its general partner
By:	TPG GenPar V Advisors, LLC,
its general partner

By:	/s/ Ronald Cami
Name:	Ronald Cami
Title:	Vice President

TPG Bluegrass V — AIV 2, L.P.
By:	TPG GenPar V, L.P.,
its general partner
By:	TPG GenPar V Advisors, LLC,
its general partner

By:	/s/ Ronald Cami
Name:	Ronald Cami
Title:	Vice President

[Signature Page to Stock Repurchase Agreement]

TPG FOF V — A, L.P.
By:	TPG GenPar V, L.P.,
its general partner
By:	TPG GenPar V Advisors, LLC,
its general partner

By:	/s/ Ronald Cami
Name:	Ronald Cami
Title:	Vice President

TPG FOF V — B, L.P.
By:	TPG GenPar V, L.P.,
its general partner
By:	TPG GenPar V Advisors, LLC,
its general partner

By:	/s/ Ronald Cami
Name:	Ronald Cami
Title:	Vice President

Address for Notices:

c/o TPG Capital, L.P.
345 California Street, Suite 3300
San Francisco, CA 94104
Attention: General Counsel

with a copy to (which shall not constitute notice):

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention: Paul S. Bird, Esq.

[Signature Page to Stock Repurchase Agreement]

Adolph Coors Jr. Trust U/A 9/12/69
Augusta Coors Collbran Trust U/A 7/5/46
Bertha Coors Munroe Trust B U/A 7/5/46
Grover C. Coors Trust U/A 8/7/52
Herman F. Coors Trust U/A 7/5/46
Louise Coors Porter Trust U/A 7/5/46
May Kistler Coors Trust U/A 9/24/65

By:	Adolph Coors Company LLC Trustee

By:	/s/ Jeffrey H. Coors
Name:	Jeffrey H. Coors
Title:	Director

Address for Notices:

c/o Adolph Coors Company LLC
Coors Family Trusts
2120 Carey Avenue, Suite 412
Cheyenne, WY 82001

with a copy to (which shall not constitute notice):

Long Reimer Winegar Beppler LLP
2120 Carey Avenue, Suite 412
Cheyenne, WY 82001
Attention: Natalie K. Winegar

Adolph Coors Foundation

By:	/s/ Jeffrey H. Coors
Name:	Jeffrey H. Coors
Title:	Trustee and Treasurer

Address for Notices:

c/o Adolph Coors Foundation
Coors Family Trusts
2120 Carey Avenue, Suite 412
Cheyenne, WY 82001

[Signature Page to Stock Repurchase Agreement]

with a copy to (which shall not constitute notice):

Long Reimer Winegar Beppler LLP
2120 Carey Avenue, Suite 412
Cheyenne, WY 82001
Attention: Natalie K. Winegar

with a copy to (which shall not constitute notice):

Long Reimer Winegar Beppler LLP
2120 Carey Avenue, Suite 412
Cheyenne, WY 82001
Attention: Natalie K. Winegar

[Signature Page to Stock Repurchase Agreement]

Clayton, Dubilier & Rice Fund V Limited
Partnership

By:	CD&R Associates V Limited Partnership, its
general partner

By:	CD&R Investment Associates II, Inc., its
managing general partner

By:	/s/ Theresa A. Gore
Name:	Theresa A. Gore
Title:	Vice President, Treasurer &
Assistant Secretary

Address for Notices:

Clayton, Dubilier & Rice Fund V Limited
Partnership
c/o Clayton, Dubilier & Rice, LLC
375 Park Avenue
New York, New York 10152
Attention: Donald J. Gogel

with a copy to (which shall not constitute notice):

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention: Paul S. Bird, Esq.

[Signature Page to Stock Repurchase Agreement]

Old Town S.A.

By:	/s/ Pierre Martinet
Name:	Pierre Martinet
Title:	Managing Director

Address for Notices:

Old Town S.A.
22-24 Boulevard Royal
L-2449 Luxembourg
Attention: Mr. Pierre Martinet

with a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Attention: Toby S. Myerson

[Signature Page to Stock Repurchase Agreement]

SCHEDULE A

Investor	Repurchase Shares

TPG Bluegrass IV — AIV 1, L.P.	5,323,277

TPG Bluegrass IV — AIV 2, L.P.	8,947,881

TPG Bluegrass V — AIV 1, L.P.	5,167,987

TPG Bluegrass V — AIV 2, L.P.	9,036,978

TPG FOF V — A, L.P.	37,158

TPG FOF V — B, L.P.	29,035

Adolph Coors Jr. Trust	306,547

Augusta Coors Collbran Trust	111,161

Bertha Coors Munroe Trust	124,862

Grover C. Coors Trust	4,811,352

Herman F. Coors Trust	157,105

Louise Coors Porter Trust	100,747

May Kistler Coors Trust	189,035

Adolph Coors Foundation	55,154

Clayton, Dubilier & Rice Fund V Limited Partnership	7,391,024

Old Town S.A.	7,391,024

Total	49,180,327